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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1933

         CAPITOL BANCORP LTD.                            CAPITOL TRUST I
(Exact name of registrant in its charter)    (Exact name of registrant in its charter)

              MICHIGAN                                      DELAWARE
(State of incorporation or organization)     (State of incorporation or organization)

            38-2761672                                    38-3381371
(I.R.S. Employer Identification No.)         (I.R.S. Employer Identification No.)



      200 WASHINGTON SQUARE NORTH                  200 WASHINGTON SQUARE NORTH
        LANSING, MICHIGAN 48933                      LANSING, MICHIGAN 48933
(Address of principal executive offices)     (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

            NOT APPLICABLE                           NOT APPLICABLE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box: [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box: [X]

     Securities Act registration statement file number to which this form relates:

     333-41215
     333-41215-01

     Securities to be registered pursuant to Section 12(g) of the Act:

                   ___% CUMULATIVE TRUST PREFERRED SECURITIES
                    (and the Guarantee with respect thereto)
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     For a full description of the ___% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by Capitol Trust I, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Preferred Securities issued by Capitol Bancorp Ltd., a Michigan corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained in Registration Statement on Form S-3, File No: 333-41215 and File No: 333-41215-01, filed by the Company and the Trust with the Securities and Exchange Commission on November 26, 1997, (the "Registration Statement") in the Prospectus which forms part of the Registration Statement under the captions "DESCRIPTION OF THE PREFERRED SECURITIES", "DESCRIPTION OF THE SUBORDINATED DEBENTURES" and "DESCRIPTION OF THE GUARANTEE". The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.

2.1 Form of Indenture, incorporated by reference to Exhibit 4.1 of the Registration Statement.

2.2 Form of Subordinated Debenture, incorporated by reference to Exhibit 4.2 of the Registration Statement.

2.3  Certificate of Trust of CAPITOL TRUST I, incorporated by reference to
     Exhibit 4.3 of the Registration Statement.

2.4  Trust Agreement of CAPITOL TRUST I, incorporated by reference to Exhibit
     4.4 of the Registration Statement.

2.5  Form of Amended and Restated Trust Agreement, incorporated by reference to
     Exhibit 4.5 of the Registration Statement.

2.6 Form of Preferred Securities Guarantee Agreement, incorporated by reference to Exhibit 4.6 of the Registration Statement.

2.7 Form of Agreement as to Expenses and Liabilities, incorporated by reference to Exhibit 4.7 of the Registration Statement.

2.8  Form of Preferred Securities Certificate, incorporated by reference to
     Exhibit 4.8 of the Registration Statement.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: December 11, 1997

CAPITOL TRUST I                         CAPITOL BANCORP LTD.


By: /S/ JOSEPH D. REID                  By: /S/ JOSEPH D. REID
   --------------------------              -----------------------------
   Administrative Trustee               Its: Chief Executive Officer